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                                                                   EXHIBIT 23(a)
                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. __________) of Energen Corporation for the registration of debt securities and common stock of Energen Corporation, of our report, dated October 23, 1997, on our audits of the consolidated financial statements and financial statement schedules of Energen Corporation as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 23, 1997